Exhibit 23.1




                         CONSENT OF INDEPENDENT AUDITORS



We consent to the use of our report dated January 31, 1997, with respect to the financial statements of Dock Resins Corporation included in the Current Report on Form 8-K/A dated July 3, 1997 of Landec Corporation, filed with the Securities and Exchange Commission.



                                                               ERNST & YOUNG LLP


MetroPark, New Jersey
June 30, 1997